EXHIBIT 99

American Commerce Solutions, Inc. (AACS) Acquires Best Way Auto & Truck Rental

4:00 PM ET 4/1/16 | Marketwired

American Commerce Solutions, Inc. (OTC PINK: AACS) -- Daniel L. Hefner, President and CEO announced today that the company has acquired 100% of Best Way Auto & Truck Rental, Inc.

The executive staff of Best Way have industry experience since 1979, as former executives of Flite Ways Auto Rentals and have operated rental locations in Miami, Orlando, Jacksonville, Ft Lauderdale, and New York with a total fleet of approximately 3000 vehicles represented by 97 employees. After the sale of Flite Ways and a quiet period, the executives formed Best Way Auto & Truck Rentals in December 2015 with a goal of replicating that company's success.

Best Way Auto & Truck Rental currently has 3 locations open and options on an additional 11 locations with plans to expand further onto college campuses where the company's first time buyer program and 3 hour rentals for college students will become readily available. More details about our programs offered can be viewed on our web page, http://www.bestwayrentalsusa.com/

Best Way also owns Auto Dealerships in Boise, Idaho and plans to open an additional five (5) locations within the next six (6) months with franchising available for interested parties.

"This is a great day for Best Way! We are delighted with the opportunities afforded our company as part of American Commerce Solutions, Inc. as a public company. We believe that we bring something new and exciting to both ACS and the industry. Unlike most rental companies, where rental dollars spent disappear, Best Way Rewards program allows every rental dollar spent to be converted into a down payment on one of our rental vehicles with Best Way offering financing for up to 72 months," said John Keena President of Best Way Auto & Truck Rental.

Hefner commented, "We are excited to welcome aboard this aggressive team of professionals and the fast-growing business model that they have perfected. The anticipated growth projected will bring much needed life and enthusiasm to the AACS shareholders and management."

Details on this transaction structure will be released in the near future.

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FORWARD LOOKING STATEMENT

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's current expectations and are subject to uncertainty and changes in facts and circumstances.

The forward-looking statements herein include statements addressing future financial and operating results of American Commerce Solutions and may include words such as "will," "anticipate," "expect," "believe," "intend," and "should," and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company's ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition or disposition activities, the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of American Commerce Solutions generally.

More detailed information about these and other factors is set forth in American Commerce Solutions filings with the Securities and Exchange Commission, including the Company's reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, American Commerce Solutions is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT BEST WAY AUTO & TRUCK, INC

Our mission is to provide inexpensive, attended and unattended rentals of vehicles for use in large college populated cities while also handling commercial accounts throughout the 14 states that we currently service. With over 70 combined years of executive experience in the rental car field, our goal is to become the best rural rental car business in the United States.

ABOUT AMERICAN COMMERCE SOLUTIONS, INC.

American Commerce Solutions, Inc is a public holding company currently holding two subsidiaries. The company also maintains a strategic partnership with American Fiber Green Products, Inc. Information about ACS may be seen at the company website, www.aacssymbol.com

INVESTOR RELATIONS

Everest Corporate Advisors, Inc.

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SOURCE: American Commerce Solutions, Inc.